UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 13, 2006

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona  85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On October 13, 2006, Spirit Finance Corporation (the “Company”) renewed its revolving, secured credit facility with Citigroup Global Markets Realty Corp.  The facility is structured as a Master Repurchase Agreement dated as of October 13, 2006, between the Company, certain subsidiaries of the Company and Citigroup Global Markets Realty Corp.  The facility permits a total borrowing capacity of $400 million, with the borrowings secured with repurchase arrangements related to mortgage loans on real estate properties owned by a subsidiary of the Company as well as equity interests in certain wholly-owned, special purpose, bankruptcy remote subsidiaries of the Company that have issued long-term debt in connection with the Company’s Master Funding securitization conduit.  A copy of the Master Repurchase Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                           Master Repurchase Agreement among Spirit Finance Corporation, Spirit SPE Warehouse Funding, LLC, Spirit Finance Acquisitions, LLC and Citigroup Global Markets Realty Corp. dated as of October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date: October 19, 2006	By:	/s/ Catherine Long
Catherine Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Master Repurchase Agreement among Spirit Finance Corporation, Spirit SPE Warehouse Funding, LLC, Spirit Finance Acquisitions, LLC and Citigroup Global Markets Realty Corp. dated as of October 13, 2006.